Index Options Contract Schedule

Owner:                             [John Doe]                                                  Contract Number:                        [??687456]
Owner’s Age                                                                                                  Issue Date:                                              [04/15/10]
and gender:                [35 Male]                                                      Annuitant:                                                [John Doe]
[Joint Owner:         [Jane Doe]]                                                 Annuitant’s Age
[Joint Owner’s                                                                                              and gender:                                            [35 Male]
Age and gender: [35 Female]]

Allocation Guidelines:
[1. Currently, you can select up to [5] of the Index Protection Strategy with Declared Protection Strategy Credit Index Options.
2. Currently, you can select up to [5] of the Index Protection Strategy with Cap Index Options.
3. Currently, you can select up to [5] of the Index Performance Strategy II Index Options.
4. Currently, you can select up to [5] of the Index Performance Strategy III Index Options.
5. Currently, you can select up to [5] of the Index Guard Strategy Index Options.
6. Currently, you can select up to [5] of the Index Precision Strategy Index Options.
7. Currently, you can select up to a maximum of [15] Index Options.
8. Allocations must be made in whole percentages.]

Index Options:
[On the Income Benefit Date, for any Index Option that has not reached a Term End Date, we will lock the Index Option Value before we calculate Income Payments.]
[Part [A] Index Option Rider(s):]
 [Index Performance Strategy II Index Options
Index	Buffer for all Terms	Minimum Cap for all Terms	Term
[S&P 500® Index	[10.00]%	[3.00]%	[1 Index Year]]
[Nasdaq-100® Index	[10.00]%	[3.00]%	[1 Index Year]]
[Russell 2000® Index	[10.00]%	[3.00]%	[1 Index Year]]
[EURO STOXX 50®	[10.00]%	[3.00]%	[1 Index Year]]
[iShares® MSCI Emerging Markets ETF	[10.00]%	[3.00]%	[1 Index Year]]]

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[Index Performance Strategy III Index Options
Index	Buffer for all Terms	Minimum Cap for all Terms	Minimum Participation Rate for all Terms	Term
[S&P 500® Index	[10.00]%	[1.50]%	[100.00]%	[3 Index Years]]
[Nasdaq-100® Index	[10.00]%	[1.50]%	[100.00]%	[3 Index Years]]
[Russell 2000® Index	[10.00]%	[1.50]%	[100.00]%	[3 Index Years]]
[EURO STOXX 50®	[10.00]%	[1.50]%	[100.00]%	[3 Index Years]]
[iShares® MSCI Emerging Markets ETF	[10.00]%	[1.50]%	[100.00]%	[3 Index Years]]
[S&P 500® Index	[20.00]%	[1.50]%	[100.00]%	[3 Index Years]]
[Nasdaq-100® Index	[20.00]%	[1.50]%	[100.00]%	[3 Index Years]]
[Russell 2000® Index	[20.00]%	[1.50]%	[100.00]%	[3 Index Years]]
[EURO STOXX 50®	[20.00]%	[1.50]%	[100.00]%	[3 Index Years]]
[iShares® MSCI Emerging Markets ETF	[20.00]%	[1.50]%	[100.00]%	[3 Index Years]]
[S&P 500® Index	[10.00]%	[1.50]%	[100.00]%	[6 Index Years]]
[Nasdaq-100® Index	[10.00]%	[1.50]%	[100.00]%	[6 Index Years]]
[Russell 2000® Index	[10.00]%	[1.50]%	[100.00]%	[6 Index Years]]
[EURO STOXX 50®	[10.00]%	[1.50]%	[100.00]%	[6 Index Years]]
[iShares® MSCI Emerging Markets ETF	[10.00]%	[1.50]%	[100.00]%	[6 Index Years]]]

 [Index Guard Strategy Index Options
Index	Floor for all Index Years	Minimum Cap for all Index Years	Term
[S&P 500® Index	[-10.00]%	[3.00]%	[1 Index Year]]
[Nasdaq-100® Index	[-10.00]%	[3.00]%	[1 Index Year]]
[Russell 2000® Index	[-10.00]%	[3.00]%	[1 Index Year]]
[EURO STOXX 50®	[-10.00]%	[3.00]%	[1 Index Year]]
[iShares® MSCI Emerging Markets ETF	[-10.00]%	[3.00]%	[1 Index Year]]]

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[Index Precision Strategy Index Options
Index	Buffer for all Index Years	Minimum Precision Rate for all Index Years	Term
[S&P 500® Index	[10.00]%	[3.00]%	[1 Index Year]]
[Nasdaq-100® Index	[10.00]%	[3.00]%	[1 Index Year]]
[Russell 2000® Index	[10.00]%	[3.00]%	[1 Index Year]]
[EURO STOXX 50®	[10.00]%	[3.00]%	[1 Index Year]]
[iShares® MSCI Emerging Markets ETF	[10.00]%	[3.00]%	[1 Index Year]]]

[Part [B] Index Option Rider(s):]
[Index Protection Strategy with Declared Protection Strategy
 Credit Index Options
Index	Minimum Declared Protection Strategy Credit for all Index Years	Term
[S&P 500® Index	[0.50]%	[1 Index Year]]
[Nasdaq-100® Index	[0.50]%	[1 Index Year]]
[Russell 2000® Index	[0.50]%	[1 Index Year]]
[EURO STOXX 50®	[0.50]%	[1 Index Year]]
[iShares® MSCI Emerging Markets ETF	[0.50]%	[1 Index Year]]]

[Index Protection Strategy with Cap Index Options
Index	Minimum Cap for all Index Years	Term
[S&P 500® Index	[0.50]%	[1 Index Year]]
[Nasdaq-100® Index	[0.50]%	[1 Index Year]]
[Russell 2000® Index	[0.50]%	[1 Index Year]]
[EURO STOXX 50®	[0.50]%	[1 Index Year]]
[iShares® MSCI Emerging Markets ETF	[0.50]%	[1 Index Year]]]

The indexes do not reflect the dividends paid on the stocks underlying the market indexes.

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[The S&P 500® Index is comprised of 500 stocks representing major U.S. industrial sectors.

S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“S&P”). This trademark has been licensed for use by S&P Dow Jones Indices LLC. S&P marks are trademarks of S&P. These trademarks have been sublicensed for certain purposes by Allianz Life Insurance Company of North America (“Allianz”). The S&P 500® Index (“the Index”) is a product of S&P Dow Jones Indices LLC and/or its affiliates and have been licensed for use by Allianz.

Allianz products are not sponsored, endorsed, sold, or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the owners of the Allianz products or any member of the public regarding the advisability of investments generally or in Allianz products particularly or the ability of the Index and Average to track general market performance. S&P Dow Jones Indices’ only relationship to Allianz with respect to the Index and Average is the licensing of the Index and Average and certain trademarks, service marks, and/or trade names of S&P Dow Jones Indices and/or its third-party licensors. The Index and Average are determined, composed, and calculated by S&P Dow Jones Indices without regard to Allianz or the products. S&P Dow Jones Indices have no obligation to take the needs of Allianz or the owners of the products into consideration in determining, composing, or calculating the Index and Average. S&P Dow Jones Indices are not responsible for and have not participated in the design, development, pricing, and operation of the products, including the calculation of any interest payments or any other values credited to the products. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing, or trading of products. There is no assurance that investment products based on the Index and Average will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC and its subsidiaries are not investment advisors. Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to products currently being issued by Allianz, but which may be similar to and competitive with Allianz products. In addition, CME Group Inc., an indirect minority owner of S&P Dow Jones Indices LLC, and its affiliates may trade financial products which are linked to the performance of the Index and Average. It is possible that this trading activity will affect the value of the products.

S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS, AND/OR THE COMPLETENESS OF THE INDEX AND AVERAGE OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES

MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY ALLIANZ, OWNERS OF THE PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX AND AVERAGE OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME, OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND ALLIANZ OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.]

[The NASDAQ-100 Index® includes 100 of the largest domestic and international non-financial securities listed on The NASDAQ Stock Market® based on market capitalization.

The Product(s) is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”).  The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s).  The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Nasdaq-100 Index® to track general stock market performance.  The Corporations' only relationship to Allianz Life Insurance Company of North America (“Licensee”) is in the licensing of the NASDAQ®, and Nasdaq-100 Index® registered trademarks, and certain trade names of the Corporations and the use of the Nasdaq-100 Index® which is determined, composed and calculated by NASDAQ without regard to Licensee or the Product(s).  Nasdaq has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Nasdaq-100 Index®.  The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash.  The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).
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THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN.  THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN.  THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.]

[The Russell 2000® Index is an equity index that measures the performance of the 2,000 smallest companies in the Russell 3000® Index, which is made up of 3, 000 of the biggest U.S. stocks.  The Russell 2000® Index is constructed to provide a comprehensive and unbiased small-cap barometer and is completely reconstituted annually to ensure larger stocks do not affect the performance and characteristics of the true small-cap index.

The Russell 2000® Index (the “Index”) is a trademark of Frank Russell Company (“Russell”) and has been licensed for use by Allianz Life Insurance Company of North America (“Allianz”). Allianz products are not in any way sponsored, endorsed, sold or promoted by Russell or the London Stock Exchange Group companies (“LSEG”) (together the “Licensor Parties”) and none of the Licensor Parties make any claim, prediction, warranty or representation whatsoever, expressly or impliedly, either as to (i) the results to be obtained from the use of the Index (upon which the Allianz product is based), (ii) the figure at which the Index is said to stand at any particular time on any particular day or otherwise, or (iii) the suitability of the Index for the purpose to which it is being put in connection with the Allianz product. None of the Licensor Parties have provided or will provide any financial or investment advice or recommendation in relation to the Index to Allianz or to its clients. The Index is calculated by Russell or its agent. None of the Licensor Parties shall be (a) liable (whether in negligence or otherwise) to any person for any error in the Index or (b) under any obligation to advise any person of any error therein.]

[The EURO STOXX 50®, Europe's leading Blue-chip index for the Eurozone, provides a blue-chip representation of supersector leaders in the Eurozone.  The index covers 50 stocks from 12 Eurozone countries: Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain.

STOXX Limited, Deutsche Börse Group and their licensors, research partners or data providers have no relationship to Allianz Life Insurance Company of North America (“Allianz”), other than the licensing of the EURO STOXX 50® and the related trademarks for use in connection with Allianz products.
STOXX, Deutsche Börse Group and their licensors, research partners or data providers do not:
• sponsor, endorse, sell or promote Allianz products.
• recommend that any person invest in Allianz products or any other securities.
• have any responsibility or liability for or make any decisions about the timing, amount or pricing of Allianz products.
• have any responsibility or liability for the administration, management or marketing of Allianz products.
• consider the needs of Allianz products or the owners of Allianz products in determining, composing or calculating the EURO STOXX 50 or have any obligation to do so.
STOXX, Deutsche Börse Group and their licensors, research partners or data providers give no warranty, and exclude any liability (whether in negligence or otherwise), in connection with the Allianz products or their performance.
STOXX does not assume any contractual relationship with the purchasers of Allianz products or any other third parties.
Specifically,
• STOXX, Deutsche Börse Group and their licensors, research partners or data providers do not give any warranty, express or implied, and exclude any liability about:
• The results to be obtained by Allianz products, the owner of Allianz products or any other person in connection with the use of the EURO STOXX 50 and the data included in the EURO STOXX 50;
• The accuracy, timeliness, and completeness of the EURO STOXX 50 and its data;
• The merchantability and the fitness for a particular purpose or use of the EURO STOXX 50 and its data;
• The performance of Allianz products generally.
• STOXX, Deutsche Börse Group and their licensors, research partners or data providers give no warranty and exclude any liability, for any errors, omissions or interruptions in the EURO STOXX 50 or its data;
• Under no circumstances will STOXX, Deutsche Börse Group or their licensors, research partners or data providers be liable (whether in negligence or otherwise) for any lost profits or indirect, punitive, special or consequential damages or losses, arising as a result of such errors, omissions or interruptions in the [relevant index] or its data or generally in relation to Allianz products, even in circumstances where STOXX, Deutsche Börse Group or their licensors, research partners or data providers are aware that such loss or damage may occur.

S40877-IAI-04                                                                                                                                                                                    [Admin. Tracking Identifier]

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The licensing Agreement between Allianz and STOXX is solely for their benefit and not for the benefit of the owners of Allianz products or any other third parties.]

[The iShares® MSCI Emerging Markets ETF distributed by BlackRock Investments, LLC. iShares®, BLACKROCK®, and the corresponding logos are registered trademarks of BlackRock, Inc. and its affiliates (“BlackRock”) and are used under license. These trademarks have been licensed for certain purposes by Allianz Life Insurance Company of North America ("Allianz") and its wholly-owned subsidiaries. Products offered by Allianz or its wholly-owned subsidiaries are not sponsored, endorsed, sold or promoted by BlackRock, and purchasers of such products do not acquire any interest in the iShares® MSCI Emerging Markets ETF  nor enter into any relationship of any kind with BlackRock. BlackRock makes no representations or warranties, express or implied, to the owners of any products offered by Allianz or its wholly-owned subsidiaries, or any member of the public regarding the advisability of purchasing a product from Allianz or its wholly-owned subsidiaries. BlackRock has no obligation or liability for any errors, omissions, interruptions or use of the iShares MSCI Emerging Markets ETF or any data related thereto, or with the operation, marketing, trading or sale of any products or services offered by Allianz  and its wholly-owned subsidiaries.]

S40877-IAI-04                                                                                                                                                                                    [Admin. Tracking Identifier]